UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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GRAYSON BANKSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GRAYSON BANKSHARES, INC.

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Grayson Bankshares, Inc. to be held on Tuesday, May 13, 2008 at 1:00 p.m. at the Grayson National Bank Conference Center, 558 East Main Street, Independence, Virginia.

At the Annual Meeting, you will be asked to elect three directors for terms of three years each. Enclosed with this letter is a formal notice of the Annual Meeting, a Proxy Statement and a form of proxy.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

We hope you will participate in the Annual Meeting, either in person or by proxy.

Sincerely,

/s/ Jacky K. Anderson

Jacky K. Anderson

President and Chief Executive Officer

Independence, Virginia

April 14, 2008

GRAYSON BANKSHARES, INC.

113 West Main Street

Independence, Virginia 24348

___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

___________________

The Annual Meeting of Shareholders (the “Annual Meeting”) of Grayson Bankshares, Inc. (the “Company”) will be held on Tuesday, May 13, 2008 at 1:00 p.m. at the Grayson National Bank Conference Center, 558 East Main Street, Independence, Virginia, for the following purposes:

1.	To elect three directors to serve for terms of three years each expiring at the 2011 annual meeting of shareholders; and

2.	To act upon such other matters as may properly come before the Annual Meeting.

Only holders of shares of Common Stock of record at the close of business on April 1, 2008, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

/s/ Brenda C. Smith

Brenda C. Smith

Secretary

April 14, 2008

GRAYSON BANKSHARES, INC.

113 West Main Street

Independence, Virginia 24348

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished to holders of the common stock, par value $1.25 per share (“Common Stock”), of Grayson Bankshares, Inc. (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 13, 2008 at 1:00 p.m. at the Grayson National Bank Conference Center, 558 East Main Street, Independence, Virginia, and any duly reconvened meeting after adjournment thereof.

Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date, or by voting in person at the Annual Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about April 14, 2008 to all shareholders entitled to vote at the Annual Meeting.

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mails, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock.

On April 1, 2008, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 1,718,968 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of, or against, the particular matter.

The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, three directors are to be elected to serve for terms of three years each. Seven other directors have been elected to terms that end in either 2009 or 2010, as indicated below.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the three nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

The following biographical information discloses each nominee’s age and business experience for the past five years, unless otherwise noted, and the year that each individual was first elected to the Board of Directors of the Company or of The Grayson National Bank (the “Bank”) prior to the formation of the Company in 1992.

Nominees for Election

for Terms Expiring in 2011

Jacky K. Anderson, 56, has been President and Chief Executive Officer of the Company and the Bank since 2000 and a director since 1992. He served as Vice President of the Company from 1992 to 2000 and as Executive Vice President of the Bank from 1991 to 2000. Mr. Anderson has been employed by the Bank since 1971.

Thomas M. Jackson, Jr., 50, has been a director since 2002. Mr. Jackson practices law in Hillsville, Virginia. He served as a representative of the 6th District in the Virginia House of Delegates from 1988 to 2001.

J. David Vaughan, 39, has been a director since 1999. He is Senior Vice President of Vaughan Furniture, Incorporated, a furniture manufacturer located in Galax, Virginia.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

Incumbent Directors Serving

for Terms Expiring in 2009

Bryan L. Edwards, 57, has been a director since December 2005. Mr. Edwards has served as the Manager of the Town of Sparta, North Carolina since January 2004. Prior to that, he was employed as a real estate agent with Mountain Dreams Realty and served as Human Resources/Special Projects & Purchasing Director for NAPCO, Inc., a manufacturing company, also in Sparta.

Dennis B. Gambill, 50, has been a director since 2000. Mr. Gambill has been Executive Vice President of the Bank since 2000. He served as Vice President of the Bank from 1999 to 2000.

Jack E. Guynn, Jr., 50, has been a director since 1995. He is a co-owner of Guynn Enterprises, which owns and operates retail furniture outlets and funeral homes in Grayson County and surrounding areas.

Charles T. Sturgill, 63, has been a director since 1995. He has been Vice Chairman of the Company and the Bank since 1998. Prior to his retirement on January 1, 2008, Mr. Sturgill served as Clerk of Circuit Court of Grayson County, Virginia.

Incumbent Directors Serving

for Terms Expiring in 2010

Dr. Julian L. Givens, 76, has been Chairman of the Board of the Company since 1992 and of the Bank since 1987, and he has been a director since 1972. Dr. Givens is a retired physician.

Jean W. Lindsey, 66, has been a director since 1985. She is a pharmacist and owner of Walter’s Drug, Inc., in Independence, Virginia.

Carl J. Richardson, 62, has been a director since 1976. He served as President and Chief Executive Officer of the Bank from 1991 to 2000 and of the Company from 1992 to 2000. Mr. Richardson was employed by the Bank from 1965 until his retirement in 2000.

Executive Officers Who Are Not Directors

Blake M. Edwards, Jr., 42, has served as Chief Financial Officer of the Company and the Bank since 1999.

Curtis A. Jennings, 57, has served as a Senior Vice President of the Bank since 2000. Mr. Jennings has been employed by the Bank since 1979.

Brenda C. Smith, 51, has served as Secretary of the Company since 1992. She is currently a Senior Vice President and personnel manager of the Bank and has been employed by the Bank since 1979.

Security Ownership of Management

The following table sets forth information as of April 1, 2008 regarding the number of shares of Common Stock beneficially owned by each director, by the executive officers named in the summary compensation table below and by all directors and named executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%) (1)
Jacky K. Anderson	3,725 (2)	*
Bryan L. Edwards	800	*
Dennis B. Gambill	4,850 (3)	*
Julian L. Givens	10,720 (4)	*
Jack E. Guynn, Jr.	3,500	*
Thomas M. Jackson, Jr.	5,486	*
Jean W. Lindsey	11,456 (5)	*
Carl J. Richardson	14,000 (6)	*
Brenda C. Smith	910 (7)	*
Charles T. Sturgill	3,683 (8)	*
J. David Vaughan	2,468 (9)	*
All named executive officers and directors as a group (11 persons)	61,598	3.6

___________

*	Percentage of ownership is less than one percent of the outstanding shares of Common Stock.
(1)	Based on 1,718,968 shares of common stock issued and outstanding on April 1, 2008.
(2)	Includes 700 shares owned with his wife and 3,025 shares owned with his wife and children.
(3)	Includes 1,750 shares owned as custodian for his children.
(4)	Includes 600 shares owned by his wife.
(5)	Includes 740 shares owned by her husband.
(6)	Includes 7,750 shares owned jointly with his wife.
(7)	Includes 61 shares owned jointly with her children.
(8)	Owned jointly with his wife.
(9)	Includes 534 shares owned by his children.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of April 1, 2008 regarding the number of shares of Common Stock beneficially owned by all persons who, to the Company’s knowledge, own five percent or more of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%) (1)
Jacqueline Peer Post Office Box 15 Mouth of Wilson, Virginia 24363	151,252 (2)	8.8
Nancy M. and Ernest W. Stone 46 Willowshade Lane Elk Creek, Virginia 24326	102,203	5.9

___________

(1)	Based on 1,718,968 shares issued and outstanding on April 1, 2008.
(2)	Includes 39,899 shares held as trustee or custodian for her daughter.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2007, all filing requirements applicable to its officers and directors were complied with.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Independence of Directors

The Board of Directors in its business judgment has determined that the following eight of its ten members are independent as that term is defined by the Nasdaq Stock Market: Bryan L. Edwards, Julian L. Givens, Jack E. Guynn, Jr., Thomas M. Jackson, Jr., Jean W. Lindsey, Carl J. Richardson, Charles T. Sturgill, and J. David Vaughan.

The Board considered the following transactions between us and certain of our directors or their affiliates to determine whether such director was independent under the above standards:

•	we have an agreement with Mr. Richardson under which we pay him from time to time for service as a project manager for various construction projects; and

•	on occasion, the Bank purchases office furniture from a local retail furniture store, of which Mr. Guynn is part owner.

Code of Ethics

The Board of Directors has approved a Code of Ethics for Executive Officers and Financial Managers for the Company’s Chief Executive Officer and principal financial officer. The Code addresses such topics as protection and proper use of Company assets, compliance with applicable laws and regulations, conflicts of interest and insider trading. A copy of the Code will be provided, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is Post Office Box 186, Independence, Virginia 24348.

Board and Committee Meeting Attendance

There were 12 meetings of the Board of Directors in 2007. Each incumbent director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2007.

Committees of the Board

The Company has an Audit Committee and a Compensation Committee. The Company does not have a standing Nomination Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to the Company’s 2007 Proxy Statement.

The members of the Audit Committee are Bryan L. Edwards, Jack E. Guynn, Jr., Thomas M. Jackson, Jr., and Carl J. Richardson. Each of Messrs. Edwards, Guynn and Jackson are independent as that term is defined by the Nasdaq Stock Market and as that term is enhanced by the higher independence standards that the Securities and Exchange Commission imposes on audit committee members of companies that base independence determinations on the Nasdaq Stock Market definition. Mr. Richardson, however, is not independent for purposes of the Audit Committee because he does not satisfy these higher independence standards because he received compensation (in the amount of $732) for consulting services related to bank branch construction projects in 2007.

The Company has not currently designated an “audit committee financial expert.” The Company is located in a rural community where such expertise is limited, however the Board believes that the current members of the Audit Committee have the ability to understand financial statements and generally accepted accounting principles, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions.

The Audit Committee met four times in 2007. For additional information regarding the Audit Committee, see “Audit Information – Audit Committee Report” on page 15 of this Proxy Statement.

Compensation Committee

The Compensation Committee reviews senior management’s performance and compensation and reviews and sets guidelines for compensation of all employees. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which was attached as Appendix B to the Company’s 2007 Proxy Statement.

The members of the Compensation Committee are Dr. Julian L. Givens, Jack E. Guynn, Jr., Jean W. Lindsey, and Carl J. Richardson, each of whom is independent as that term is defined by the Nasdaq Stock Market. The Compensation Committee met two times during the year ended December 31, 2007. For additional information regarding the Compensation Committee, see “Executive Compensation” on page 8 of this Proxy Statement.

Director Nomination Process

The Board does not believe it needs a separate nominating committee because the full Board is comprised predominantly of independent directors, with the exception of Jacky K. Anderson and Dennis B. Gambill, and has the time and resources to perform the function of selecting board nominees. When the Board performs its nominating function, the Board acts in accordance with the Company’s Articles of Incorporation and Bylaws but does not have a separate charter related to the nomination process.

In identifying potential nominees, the Board of Directors takes into account such factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent Directors and the need for specialized expertise. The Board considers candidates for Board membership suggested by its members and by management, and the Board will consider candidates suggested informally by a shareholder of the Company.

The Company’s independent directors consider, at a minimum, the following factors in recommending to the Board potential new directors, or the continued service of existing directors:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

Once an initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the Board has been identified, a determination is made as to whether any board members have relationships with candidates and can initiate contacts. The Chairman of the Board along with the Chief Executive Officer and any Board member with an existing relationship with a particular candidate will then interview the prospective candidates. Upon completion of interviews, the full Board of Directors will meet to consider the results of the interviews and to make a final selection.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Company if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2009 annual meeting, the notice must be received within the time frame set forth in “Proposals for 2009 Annual Meeting of Shareholders” on page 16 of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Section 2.13 of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is Post Office Box 186, Independence, Virginia 24348.

Annual Meeting Attendence

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. All of the Company’s directors attended the 2007 annual meeting.

Communications with Directors

Any director may be contacted by writing to him or her c/o Grayson Bankshares, Inc., Post Office Box 186, Independence, Virginia 24348. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee of the Board of Directors, which is composed of the four directors listed below, each of whom is independent as that term is defined by the Nasdaq Stock Market, is responsible for the development, oversight and implementation of the Company’s compensation program for executive officers, including the executive officers named in the Summary Compensation Table. In carrying out its responsibilities, the Compensation Committee annually reviews and establishes the compensation of the Company’s executive officers. The Compensation Committee determines the annual salary levels and any bonuses to be paid to the Company’s executive officers. The Compensation Committee also makes recommendations to the Board of Directors regarding long-term compensation, such as pension and deferred compensation plans, and other compensation related matters.

General Compensation Philosophy

Objectives of Our Compensation Program

The primary objective of our executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the company in a manner to promote our growth and profitability and advance the interest of our shareholders. Additional objectives of our executive compensation program include the following:

•	to align executive pay with shareholders’ interests;
•	to recognize individual initiative and achievements; and
•	to unite the entire executive management team to a common objective.

Executive Compensation Principles

Our executive compensation program is not as complex as those of many companies of similar size and nature. Our program consists of base salaries, cash payments in the form of annual bonuses and long-term benefits in the form of pension and deferred compensation plans.

Our executive compensation program does not include the issuance of stock options or other equity-based incentives. The Board of Directors and the Compensation Committee believe that executive compensation can be appropriately aligned with the Company’s long-term performance goals and the creation of shareholder value through the use of other long-term compensation arrangements. The Compensation Committee does not want to create the potential incentive for executive officers to make strategic decisions based on short-term stock values rather than the long-term strength and performance of the Company.

How Executive Pay Levels are Determined

The Compensation Committee regularly reviews our executive compensation program and its elements. All decisions by the Compensation Committee relating to the compensation of our executive officers are reported to the full Board of Directors.

The role of the Chief Executive Officer in determining executive compensation is limited to input in the performance evaluation of the other named executive officers. The Chief Executive Officer has no input in the determination of his own compensation. Likewise, the other named executive officers have no role in the determination of executive compensation.

In determining the compensation of our executive officers, the Committee evaluates total overall compensation, as well as the mix of salary, cash bonuses and other long-term compensation, using a number of factors including the following:

•	our financial and operating performance, measured by attainment of strategic objectives and operating results;
•

the duties, responsibilities and performance of each executive officer, including the achievement of identified goals for the year as they pertain to the areas of our operations for which the executive is personally responsible and accountable;

•	historical cash and other compensation levels; and
•	comparative industry market data to assess compensation competitiveness.

Annual Compensation of Executive Officers

In the tables and discussion below, we summarize the compensation earned during 2007 and 2006 by our chief executive officer and each of our two other most highly compensated executive officers who earned more than $100,000 in total compensation for services rendered in all capacities during 2007, collectively referred to as the “named executive officers.” We do not have any stock-based plans, and we do not make any stock-based awards to our employees.

Summary Compensation Table

Fiscal Years 2006 and 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (1)	All Other Compensation ($) (2)	Total ($)
Jacky K. Anderson President and Chief Executive Officer	2007 2006	170,000 162,000	6,500 6,000	77,325 50,666	32,774 30,465	286,599 249,131
Dennis B. Gambill Executive Vice President	2007 2006	129,000 122,430	5,000 4,500	17,410 10,973	19,888 19,770	171,298 157,673
Brenda C. Smith Senior Vice President	2007 2006	103,000 97,820	5,000 4,500	44,283 14,375	11,946 13,681	164,229 130,376

____________

(1)	Amounts in this column reflect the increase in pension value for each named executive officer.
(2)

For Mr. Anderson, other compensation consists of directors’ fees of $17,300, payment for unused vacation time of $12,750, and life insurance premiums of $2,724. For Mr. Gambill, other compensation consists of directors’ fees of $16,800, payment for unused vacation time of $2,481, and life insurance premiums of $607. For Mrs. Smith, other compensation consists of fees paid for attending and recording minutes of meetings of the Board of Directors of $8,737, payment for unused vacation time of $2,773, and life insurance premiums of $436.

Supplemental Discussion of Compensation

We do not have employment agreements with any of our named executive officers. All compensation that we pay to our named executive officers is determined as described above in our “General Compensation Philosophy” section.

Stock Options

No stock options or other stock-based awards were granted to any of the Company’s or the Bank’s employees during the fiscal year ended December 31, 2007. In addition, no such options or awards were exercised during the fiscal year ended December 31, 2007 or held at December 31, 2007 by any such employees.

Pension Benefits

Fiscal Year 2007

The following table sets forth information as of September 30, 2007, the most recent plan year end, with respect to the pension plan benefits for the named executive officers:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During the Last Fiscal Year ($)
Jacky K. Anderson	Grayson National Bank Defined Benefit Pension Plan	36	476,459	-
Dennis B. Gambill	Grayson National Bank Defined Benefit Pension Plan	9	62,863	-
Brenda C. Smith	Grayson National Bank Defined Benefit Pension Plan	28	163,503	-

___________

(1)	Based on September 30, 2007 disclosure assumptions of a 6.25% interest rate and RP 2000 Mortality.

Supplemental Discussion of Pension Benefits

The Bank maintains a noncontributory defined benefit pension plan for employees who are age 21 and have completed one year of eligibility service. Benefits payable under the plan are based on years of credited service, average compensation over the highest consecutive five years, and the plan’s benefit formula (1.50% of average compensation times years of credited service up to 25 plus .75% of average compensation times years of credited service in excess of 25 years but not in excess of 35 years plus .65% of average compensation in excess of Social Security Covered Compensation times years of credited service up to a maximum of 35 years). For 2007, the maximum allowable annual benefit payable by the plan at age 65 (the plan’s normal retirement age) was $180,000 and the maximum compensation covered by the plan was $225,000. Reduced early retirement benefits are payable on or after age 55 upon completion of 10 years of credited service. Amounts payable under the plan are not subject to reduction for Social Security Benefits.

Nonqualified Deferred Compensation

Our deferred compensation plan is not maintained by a third party administrator. A liability for future payments under the plan is recorded by the Bank with the annual change in the present value of the future liability recognized as an expense and considered as a Bank contribution to the plan. Mr. Anderson has three deferred compensation agreements that provide for total combined payments of approximately $4,399 per month for 10 years upon retirement at age 65. Mrs. Smith has one deferred compensation agreement that provides for a payment of $457 per month for 10 years upon retirement at age 65. Reduced payments apply in cases of early retirement or death prior to the benefit date, as defined under the deferred compensation agreements.

Payments upon Termination of Employment

or a Change of Control

We have not entered into any employment or other similar agreements with any of our named executive officers. As a result, there are no arrangements that provide for the payment to a named executive officer at, following, or in connection with any termination of employment, including without limitation resignation, severance, retirement or a constructive termination of a named executive officer, or a change in control of the Company or a change in the named executive officer’s responsibilities.

Following any termination of employment, our named executive officers are entitled to pension benefits and deferred compensation, as described above, and benefits under various health and insurance plans, which are available generally to all employees.

Director Compensation

The following table shows the compensation earned by each of the directors during 2007:

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Bryan L. Edwards	14,150	-	14,150
Julian L. Givens	17,700	-	17,700
Jack E. Guynn, Jr.	15,400	-	15,400
Thomas M. Jackson, Jr.	13,650	-	13,650
Jean W. Lindsey	13,800	-	13,800
Carl J. Richardson (1)	13,800	732	14,532
Charles T. Sturgill	14,150	-	14,150
J. David Vaughan	13,150	-	13,150

___________

(1)	All Other Compensation for Mr. Richardson represents fees paid to him by the Bank for consulting services related to bank branch construction projects.

Fees Payable to Directors

The Chairman of the Board of Directors of the Company receives directors’ fees of $700 per month and all other directors receive $600 per month. Additionally, $250 is paid for each committee meeting attended. Directors may elect to defer these fees in accordance with the aforementioned deferred compensation plan, however no such elections were made in 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the directors and officers of the Company are at present, as in the past, customers of the Bank and, the Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate outstanding balance of loans to directors, executive officers and their associates, as a group, at December 31, 2007 totaled $1,921,190 or 6.3% of the Company’s equity capital at that date.

There are no legal proceedings to which any director, officer or principal shareholder, or any affiliate thereof, is a party that would be material and adverse to the Company.

We have not adopted a formal policy that covers the review and approval of related person transactions by our Board of Directors. The Board, however, does review all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. Our Audit Committee also has the responsibility to review significant conflicts of interest involving directors or executive officers.

AUDIT INFORMATION

General

The Board of Directors has appointed the firm of Elliott Davis, LLC as independent registered public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2008. Representatives of Elliott Davis, LLC are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Fees of Independent Public Accountants

Audit Fees

The aggregate fees billed by Elliott Davis, LLC for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal years ended December 31, 2006 and 2007, and for the review of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, were $54,400 for 2006 and $66,000 for 2007.

Audit Related Fees

The aggregate fees billed by Elliott Davis, LLC for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and not reported under the heading “Audit Fees” above were $3,500 for the fiscal year ended December 31, 2006 and $300 for the fiscal year ended December 31, 2007. During 2007 and 2006, these services consisted primarily of consultations regarding the application of accounting principles.

Tax Fees

The aggregate fees billed by Elliott Davis, LLC for professional services for tax compliance, tax advice and tax planning were $4,500 for the fiscal year ended December 31, 2006 and $4,500 for the fiscal year ended December 31, 2007. During 2007 and 2006, these services generally included Federal and state income tax return preparation.

All Other Fees

No fees for other services were billed by Elliott Davis, LLC for the fiscal years ended December 31, 2006 or 2007.

Pre-Approval Policies and Procedures

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Elliott Davis, LLC was compatible with the maintenance of that firms’ independence in the conduct of their auditing functions. The Audit Committee’s Charter provides for pre-approval of audit, audit-related and tax services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Report

The members of the Audit Committee are Bryan L. Edwards, Jack E. Guynn, Jr., Thomas M. Jackson, Jr., and Carl J. Richardson. Each of Messrs. Edwards, Guynn and Jackson are independent as that term is defined by the Nasdaq Stock Market and as that term is enhanced by the higher independence standards that the Securities and Exchange Commission imposes on audit committee members of companies that base independence determinations on the Nasdaq Stock Market definition. Mr. Richardson, however, is not independent for purposes of the Audit Committee because he does not satisfy these higher independence standards because he received compensation (in the amount of $732) for consulting services related to bank construction projects in 2007. The Audit Committee operates under a written charter adopted by the Board of Directors.

Management is responsible for:

•	establishing and maintaining the Company’s internal control over financial reporting;

•	assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each year;

•	the preparation, presentation and integrity of the Company’s consolidated financial statements; and

•	complying with laws and regulations and ethical business standards.

The Company’s independent registered public accounting firm is responsible for:

•	performing an independent audit of the Company’s consolidated financial statements;

•	expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles; and

The Audit Committee is responsible for:

•

the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company; and

•	monitoring, overseeing and reviewing the accounting and financial reporting processes of the Company.

In this context, the Audit Committee has met and held discussions with management and Elliott Davis, LLC, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2007 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Elliott Davis, LLC, including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has discussed with Elliott Davis, LLC the matters required to be discussed by Statement on Auditing Standards No. 61 (Professional Standards), as modified and supplemented. The Audit Committee has also received the written disclosures and the letter from Elliott Davis, LLC relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Elliott Davis, LLC the firm’s independence from the Company. Moreover, the Audit Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent auditors.

Based upon its discussions with management and Elliott Davis, LLC and its review of the representations of management and the report of Elliott Davis, LLC to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited consolidated financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Members of the Audit Committee

Carl J. Richardson, Chairman

Bryan L. Edwards

Jack E. Guynn, Jr.

Thomas M. Jackson, Jr.

March 25, 2008

PROPOSALS FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2009 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at 113 West Main Street, Independence, Virginia 24348, no later than December 15, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company presently anticipates holding the 2009 annual meeting of shareholders on May 12, 2009.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at the 2009 annual meeting of shareholders, notice of nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2009 annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2009 annual meeting of shareholders, notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2009 annual meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the

Secretary of the Company. Based upon an anticipated date of May 12, 2009 for the 2009 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than March 13, 2009 and no earlier than February 11, 2009.

OTHER MATTERS

THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2007 FILED WITH THE SEC, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO BLAKE M. EDWARDS, JR., CHIEF FINANCIAL OFFICER, WHOSE ADDRESS IS 113 WEST MAIN STREET, INDEPENDENCE, VIRGINIA 24348. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

☒ PLEASE MARK VOTES	REVOCABLE PROXY
AS IN THIS EXAMPLE	GRAYSON BANKSHARES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS MAY 13, 2008		For	With- Hold	For All Except

The undersigned, having received the Notice of the Annual Meeting of the Shareholders and Proxy Statement, hereby appoints Charles T. Sturgill, Jack E. Guynn, Jr., and ___________________, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Grayson Bankshares, Inc., a Virginia corporation (the “Corporation”), to be held at the Grayson National Bank Conference Center, 558 East Main Street, Independence, Virginia on May 13, 2008 at 1:00 p.m., or at any adjournments thereof, for the following purposes:

	1. To elect as Directors the three persons listed as nominees, for terms expiring in 2011:	☐	☐	☐
	Jacky K. Anderson J. David Vaughan	Thomas M. Jackson, Jr.
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below:
2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.
This proxy, when properly executed, will be voted in the manner directed herein by the Shareholder. If no direction is given, this proxy will be voted for all the nominees listed in Item 1.

Please be sure to sign and date this Proxy in the box below	Date	PLEASE CHECK BOX IF YOU PLAN TO ☐ ATTEND THIS MEETING
Stockholder sign above Co-holder (if any) sign above

Ç	Ç
Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

GRAYSON BANKSHARES, INC.
PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.